UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

GSI Group Inc. (the “Company”) announced today that on February 6, 2009, it entered into forbearance agreements (collectively, the “Forbearance Agreements”) with certain beneficial owners (the “Investors”) holding greater than 75% of the outstanding aggregate principal amount of its 11% Senior Notes (the “Notes”).

The Company previously announced on December 4, 2008 and February 2, 2009, that it had identified errors related to the timing of revenue recognition from sales to certain Semiconductor Systems Segment customers during 2008 and 2007, respectively. As a result of the identification of those errors, the Company has delayed the filing of its Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2008 (the “Filing Delay”).

Pursuant to the Forbearance Agreements, the Investors agreed to forbear from taking any action or exercising any remedies under the Indenture, dated August 20, 2008, by and among GSI Group Corporation, as Issuer, The Bank of New York Mellon Trust Company, N.A., as Trustee, the Company, as Guarantor, and the other parties thereto (the “Indenture”), with respect to the Filing Delay until the earlier of (i) the date on which a default or event of default, other than the Filing Delay, occurs or exists, and (ii) February 27, 2009. The effectiveness of the forbearance is conditioned upon certain terms and conditions set forth in the Forbearance Agreements, including the following: (i) the Company shall retain the services of a financial advisor by no later than February 20, 2009; (ii) in the event that Investors holding at least 51% of the outstanding aggregate principal amount of the Notes elect to retain the services of one financial advisor for purposes of rendering advice in connection with such Investors’ investment in the Company, the Company agrees to pay reasonable fees and expenses of such advisor; and (iii) the Indenture shall be amended to provide beneficial owners holding at least 25% of the outstanding aggregate principal amount of the Notes with the ability to provide a notice of failure thereunder.

The foregoing description of the material terms of the Forbearance Agreements is qualified in its entirety by reference to the actual agreements, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Forbearance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:  /s/    Sergio Edelstein

        Sergio Edelstein

        President and Chief Executive Officer

Date:  February 10, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Forbearance Agreement.